[EXHIBIT 2.3 - Speciman of Stock Certificate]



            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


       {NUMBER}                                          {SHARES}
        ------                                            ------
        ------                                            ------

                           LINK PLUS CORPORATION

THIS CERTIFIES THAT_____________________________________________ is the
registered holder of ___________________________________________ Shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereto affixed this ______ day of __________________, A.D.


   /s/Patricia E Jones                           /s/ Donald C. Kolasch
PATRICIA E. JONES, SECRETARY                  DONALD C. KOLASCH, PRESIDENT

                          LINK PLUS CORPORATION
                               CORPORATE
                                 [SEAL]
                                DELAWARE